Exhibit 3(b)

                       AMENDED AND RESTATED BY-LAWS
                       ----------------------------
                                    OF
                                    --

                          ETS INTERNATIONAL, INC.
                          -----------------------


                            ARTICLE I.  OFFICES
                            -------------------

      The principal office of the corporation shall be located in Richmond, Virginia. The corporation may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                         ARTICLE II.  SHAREHOLDERS
                         -------------------------

      SECTION 1.  Annual Meeting.  The annual meeting of the shareholders
                  --------------
shall be held in the month of July in each year at such time, day and place as the Board of Directors may designate, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the election of Directors shall not be held on the date designated for any annual meeting of the shareholders, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

      SECTION 2.  Special Meetings.  Special meetings of the shareholders,
                  ----------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Board of Directors, and by holders of not less than twenty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

      SECTION 3.  Place of Meeting.  The Board of Directors may designate any
                  ----------------
place, either within or without the state of incorporation unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

      SECTION 4.  Notice of Meeting.  Written or printed notice stating the
                  -----------------
place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the

Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      Notice of a shareholder's meeting to act on an amendment of the articles of incorporation or on a reduction of stated capital or on a plan of merger or consolidation shall be given, in the manner provided above, not less than twenty-five nor more than sixty days before the date of the meeting. Any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction or merger or consolidation.

      SECTION 5.  Closing of Transfer Books or Fixing of Record Date.  For
                  --------------------------------------------------
the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice is given or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      SECTION 6.  Quorum.  A majority of the outstanding shares of the
                  ------
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 7.  Proxies.  At all meetings of shareholders, a shareholder
                  -------
may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

      SECTION 8.  Chairman and Secretary.  The Chairman and Secretary of the
                  ----------------------
Board of Directors of the corporation shall serve, respectively, as Chairman and Secretary of all meetings of the shareholders of the corporation. The Chairman shall preside at such meetings, and the Secretary shall be responsible for keeping minutes thereof in one or more books provided for that purpose.

      SECTION 9.  Order of Business.  The order of business at stockholders'
                  -----------------
meetings shall be:

      (a)  Proof of notice of meeting,

      (b)  Roll call,

      (c)  Determination of quorum,

      (d)  Reading and disposal of unapproved minutes,

      (e)  Reports of officers and committees,

      (f)  Election of directors,

      (g)  Unfinished business,

      (h)  New business, and

      (i)  Adjournment.

      SECTION 10.  Voting of Shares.  Each outstanding share entitled to vote
                   ----------------
shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

      SECTION 11.  Voting of Shares by Certain Holders.  Shares standing in
                   -----------------------------------
the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred, unless the pledge agreement provides to the contrary.

      Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

      SECTION 12.  Voting.  Unless otherwise provided by law, at each
                   ------
election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. A shareholder shall not have the right to cumulate his votes.

      SECTION 13.  Informal Action by Shareholders.  Unless otherwise
                   -------------------------------
provided by law, any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

      SECTION 14.  Voting List.  The Secretary or agent having charge of the
                   -----------
stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

      SECTION 15.  Inspectors and Judges.  The Directors, in advance of any
                   ---------------------
stockholders' meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                     ARTICLE III.  BOARD OF DIRECTORS
                     --------------------------------

      SECTION 1.  General Powers.  The business and affairs of the
                  --------------
corporation shall be managed by its Board of Directors.

      SECTION 2.  Number, Tenure and Qualification.  The number of directors
                  --------------------------------
of the corporation shall be five. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. The number of directors may be increased or diminished from time to time by the directors, but shall not be less than one nor more than five.

      SECTION 3.  Regular Meetings.  A regular annual meeting of the Board of
                  ----------------
Directors shall be held without other notice than this by-law immediately after, and at the same time and place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.


      SECTION 4.  Special Meetings.  Special meetings of the Board of
                  ----------------
Directors may be called by or at the request of the President of the corporation or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by him or them.

      SECTION 5.  Notice.  Notice of any special meeting shall be given at
                  ------
least two (2) days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      SECTION 6.  Quorum.  A majority of the Directors shall constitute a
                  ------
quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

      SECTION 7.  Chairman and Secretary.  Unless the Board by appropriate
                  ----------------------
action otherwise designates, the President and Secretary of the corporation shall be Chairman and Secretary, respectively, of the Board of Directors.
The Chairman shall preside at all meetings of the Directors and shall possess such other authority and shall perform as such other duties as the Board shall determine. The Secretary of the Board, who need not be a director, shall keep the minutes of the Board of Directors meetings in one or more books provided for that purpose.

      SECTION 8.  Audit Committee.  The Audit Committee shall be comprised of
                  ---------------
no less than two members of the Board of Directors, one of whom shall not be an officer of or otherwise employed by the corporation. The members of the Audit Committee shall serve at the pleasure of the Board of Directors. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of any business.

      The Audit Committee shall coordinate an annual review of the books of account and other records of the Company, shall meet at least once annually and shall from time to time and upon request report to the Board of Directors regarding the finances of the corporation.

      SECTION 9.  Manner of Acting.  Except as otherwise herein or by law
                  ----------------
provided, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      SECTION 10.  Vacancies.  Any vacancy occurring in the Board of
                   ---------
Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

      SECTION 11.  Compensation.  The Board may authorize Directors'  fees,
                   ------------
and any such payments shall not preclude any Director from serving the corporation in another capacity and receiving compensation therefor.

      SECTION 12.  Presumption of Assent.  A Director of the corporation who
                   ---------------------
is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with one person acting as the secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

      SECTION 13.  Meetings by Conference Telephone.  Members of the Board of
                   --------------------------------
Directors or of any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

      SECTION 14.  Action Without Meetings.  Any action required to be taken
                   -----------------------
at a meeting of Directors, or any action which may be taken at a meeting of Directors or of a committee of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee of Directors, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

      SECTION 15.  Representatives and Agents.  The Board of Directors may
                   --------------------------
appoint such representatives and agents of the corporation as it may deem desirable. Such representatives and agents shall have such titles, powers and duties, which may be limited to particular territories or places, and shall serve for such terms as shall be determined by the Board of Directors. If no term shall have been specified in the appointment of any representative or agent, he shall serve during the pleasure of the Board. The Board of Directors, by specific resolution, may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents designated corporate powers, either with or without power of substitution.

      SECTION 16.  Committees.  The Board of Directors, by resolution adopted
                   ----------
by a majority of the Directors in office, may designate one or more committees each of which shall consist of two or more Directors, which committees, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors except to approve an amendment of the Articles of Incorporation, a plan or merger or consolidation, a sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, the property and assets of the corporation, the voluntary dissolution of the corporation, or revocation of voluntary dissolution proceedings. Other committees with limited authority may be designated by a resolution adopted by a majority of the Directors present at a meeting at which a quorum is present.

                           ARTICLE IV.  OFFICERS
                           ---------------------

      SECTION 1.  Number.  The officers of the corporation shall be a
                  ------
President, such Vice Presidents as may be determined by the Board of Directors, a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more officers may be held by the same person.

      SECTION 2.  Election and Term of Office.  The officers of the
                  ---------------------------
corporation shall be elected annually by the Board of Directors at its first meeting held after each annual regular meeting of the shareholders, or as soon thereafter as conveniently may be. Each officer shall hold office for a term of one year or until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      SECTION 3.  Removal.  Any officer or agent elected or appointed by the
                  -------
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      SECTION 4.  Vacancies.  A vacancy in any office because of death,
                  ---------
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

      SECTION 5.  President.  The President shall be a director of the
                  ---------
corporation, shall be the chief executive officer of the corporation, and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 6.  Vice President.  In the absence of the President, or in the
                  --------------
event of his death, inability or refusal of act, the Vice President, or if there is more than one Vice President, then any Vice President, shall perform the duties of the President, unless a particular Vice President shall have been designated by the Board of Directors for that purpose, and when the Vice President is so acting he shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      SECTION 7.  Secretary.  The Secretary shall:  (a) see that all notices
                  ---------
are duly given in accordance with the provisions of these by-laws or as required by law; (b) be custodian of the corporate records and of the seal of the corporation if there shall be a seal and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; and (c) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors. In the absence of the Secretary, or in the event of his death, inability or refusal to act, the Assistant Secretary, or if there is more than one Assistant Secretary, then any Assistant Secretary, shall perform the duties of the Secretary, unless a particular Assistant Secretary shall have been designated by the Board of Directors for that purpose.

      SECTION 8.  Treasurer.  If required by the Board of Directors, the
                  ---------
Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      SECTION 9.  Salaries.  The salaries of the officers shall be fixed from
                  --------
time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

      SECTION 10.  Voting Upon Stocks.  Unless otherwise ordered by the Board
                   ------------------
of Directors, the President shall have full power and authority on behalf of the corporation to attend and to act and to vote, or in the name of the corporation to execute proxies to vote, at any meeting of shareholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

      SECTION 11.  Bonds of Officers.  All officers of the corporation, if
                   -----------------
required to do so by the Board of Directors, shall furnish bonds to the corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board of Directors shall require; and, in such case, a new bond of like character shall be given at least every six years, so that the date of the new bond shall not be more than six years after the date of bond immediately preceding.

             ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS
             -------------------------------------------------

      SECTION 1.  Contracts.  The Board of Directors may authorize any
                  ---------
officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

      SECTION 2.  Checks, Drafts, etc.  All checks, drafts or other orders
                  -------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


      SECTION 3.  Deposits.  All funds of the corporation not otherwise
                  --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

          ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER
          -------------------------------------------------------

      SECTION 1.  Certificates for Shares.  Certificates representing shares
                  -----------------------
of the corporation shall be in such form as shall be determined by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Such certificates shall be signed by the President and by the Secretary or by such other persons authorized by law and by the Board of Directors so to do. If such certificates are countersigned by a transfer agent other than the corporation or its employee or by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      SECTION 2.  Transfer of Shares.  Transfer of shares of the corporation
                  ------------------
shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      The Board of Directors, subject to the provisions of the Articles of Incorporation and these by-laws, may make all such rules, regulations and conditions as they may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock.

      The Board of Directors may appoint one or more transfer agents and/or registrars of transfers, and may require all stock certificates to bear the signatures of one of the transfer agents or of one of the registrars of transfers so appointed, or of both.

                         ARTICLE VII.  FISCAL YEAR
                         -------------------------

      The fiscal year of the corporation shall be the period ending March 31 of each year, unless changed by appropriate resolution of the Board of Directors.

                         ARTICLE VIII.  DIVIDENDS
                         ------------------------

      The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                             ARTICLE IX.  SEAL
                             -----------------

      The Board of Directors may authorize the use of a corporate seal but failure to use the seal shall not affect the validity of any instrument. The use of a facsimile of the seal of the affixing of a scroll by way of a seal or the execution of a document containing the words importing a sealed document shall be the same force as if actually sealed by physically affixing an impression of a seal.

                       ARTICLE X.  BOOKS AND RECORDS
                       -----------------------------

      The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Board of Directors and committees having any of the authority of the Board of Directors. All books and records of the corporation shall be inspected as permitted by law. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

                          ARTICLE XI.  AMENDMENTS
                          -----------------------

      These by-laws may be altered, amended or repealed by the affirmative vote of all of the Board of Directors then in office at any regular meeting of the Board, or by a majority of the Board of Directors at any regular or special meeting of the Board if notice of the proposed amendment shall have been given.

Effective:       April 6, 1998